GuarGlobal

Investor Presentation

SeeThru Equity: November 2013

Safe Harbor Statement

This presentation contains forward-looking statements regarding the timing and financial impact of Guar Global's ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, competitive pressures, market requirements and standards, and other risk factors. The forward-looking statements in this presentation are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

GuarGlobal

Guar Overview

- Guar *(Cyamopsis Tetragonoloba)*, also referred to as a cluster bean, is a leguminous crop
- Originating from the Indian sub-continent, it is a drought tolerant crop that is grown in arid climates as well as semi-arid/semi-irrigated regions





GuarGlobal

Guar Pod – Powder



GuarGlobal

Guar Powder Uses in O&G Industry

- Guar is made naturally – EPA safe viscosifier for frac fluids
- Increases fluid viscosity for proppant transport
  - Into perforations
  - Along fractures
- Reduces fluid loss to reservoir
  - Deposits filter cake
  - Viscous resistance in porous media
- Reduces friction pressure loss



GuarGlobal

Guar Market Overview

- India is the major producer of guar seed
- Estimated Indian guar production in 2013 is 2.5 million MT
  - **80% of production comes from Rajasthan**
  - **Main production comes from rain-fed cultivation**
- Export of guar gum (2012-13) is $4 billion USD
- US is the biggest importer buying 75% of product
- Major cash crop in India



Reasons for 2012 Price Hike

- High demand in hydraulic fracturing
- Monsoon failure / delays / over precipitation
- Stocking - speculation by big oil companies, guar processors and investors



GuarGlobal

Guar Global's Strategy


THE GUAR GUM SUPPLY CHAIN
Farmer
Trader
Processor
Logistics

- Plan to eliminate "Trader(s)" by promoting large scale co-operative guar farming
- Assist low tech processors in improving processing technology
- Work closely with end-user to more precisely predict demand and adjust supplies accordingly

GuarGlobal

PHASE I: Guar Global Farm

- Leased 50 hectares in Rajasthan, India
- Grew five different varieties of registered guar seed to accommodate varying climates, moisture levels and soil types in the region
- Currently harvesting approximately 50-60 metric tons (MT) of plant-able guar seed
- Guar seed harvested from the initial crop provides seed to formalize the "Guar Global Farmer/Partner Cooperative Program" & secure necessary licenses



GuarGlobal

PHASE II: Co-operative Strategy

- Building and managing a loyal co-operative of worldwide growers
- Supply Farmer/Partners with guar seeds in return for the opportunity to purchase harvested crops at favorable prices
- Implementing modern strategies to increase yields
- Producing a high quality product for oil and gas industry







Phase III: Outsourced Processing

- Contract with local processors
- Ability to lock up low-cost processing capacity
- Aligned incentives / profit sharing





GuarGlobal

Scalable Co-op Business Model

Farmers	Land (Acres)	Seed Prod. (lbs.)	Powder Prod. (lbs.)
500	20,000	15,000,000	5,000,000
1500	60,000	45,000,000	15,000,000
3000	120,000	90,000,000	30,000,000
	@40 Acre / Farmer	@750 lbs. / Acre	

Current price per pound GGP = $1.49

GuarGlobal

Low Capex / High ROI Business Model


Secure long-term supply agreement
Down payment/ finance P.O.s
Purchase seed from farmer co-op
Send seed to contract processor
Ship powder to end customer
30-60 day product cycle

- ✓ Minimal capex requirements
- ✓ Down payment + financing on purchase orders
- ✓ Stable margins; not dependent on seed prices
- ✓ High return on capital
- ✓ Room for significant margin enhancement

Guar Global Management Team

Michael C. Shores:

Mr. Shores is an accomplished entrepreneur with an extensive background in finance and high tech manufacturing. He brings over 20 years of direct experience in global supply chain development having launched over $1 billion USD of high tech products into the global marketplace. He also serves as Chairman of New China Ventures, a financier formed to secure capital from strategic Asian investors for companies with "game changing" Intellectual Property. Previously, he served as President of Cambridge Industries Group, CIG is a global organization based in Shanghai, China. CIG is world's largest independent telecom OEM focused solely on GPON Customer Premise Equipment for Fiber to the Home industry. Mr. Shores helped "greenfield" a New Product Introduction (NPI) center in 1997 for Flextronics in Richardson, Texas and then assisted in the ramp up of their photonics division. Mr. Shores eventually negotiated the spin-off of his NPI group from Flextronics in late 2001 which formed Texas Prototypes. The company eventually changed its name to TXP and acquired the Optical Network Terminal product line and team from Siemens in 2006. Mr. Shores started his career in the Investment Banking arena with Merrill Lynch and subsequently served with both Lehman Brothers and Bear Stearns. He currently sits on the Advisory Board for ASCENT Investment Management Company where he is actively involved in helping them explore new technologies. He served on initial board of the Texas-Israel Chamber of Commerce and later sat on the board of the American Indian Chamber of Commerce of Texas as well as the board of KOPTI (Korea Photonics Technology Institute) in Gwangju, South Korea. He holds a BSBA with a focus on Economics from the University of Arkansas in Fayetteville.

Clay M. Nelson:

Mr. Nelson brings 25 years of management experience in the IT&T sector globally with a focus on implementation of next generation, cloud-based infrastructure. Mr. Nelson is also a co-owner of Jaxonoil, a Michigan-based domestic oil exploration and production company. Mr. Nelson also serves on the board of El Rancho and volunteers his time in ministry at his local church. He holds a BComm Degree from the University of Arkansas in Fayetteville.

GuarGlobal

Guar Global Management Team

Subodh K. Singh:

Dr. Subodh K. Singh serves as Chief Technical Advisor for Guar Global. Dr. Singh has 22 years of guar industry experience ranging from Guar cultivation in his backyard in SD, new guar cultivar development in his India farm, QC, R&D of new guar products, production, technical marketing, direction of setting up brand new Guar Gum Processing plants, field experience of guar use in Fracking-Drilling operations. He has worked for leading GGP processors/end-users including VIKAS WSP Ltd., India Glycols Ltd., and HALLIBURTON Energy Services. He holds a Masters in Petroleum engineering from University of Oklahoma, a Doctorate in Carbohydrate Research (guar Galactomannans). Dr. Singh teaches at University in SD and conduct research projects to explore oil and gas in Niobrara Shale under South Central SD. Dr. Singh writes most popular blog on guar- which helped contain speculators to rein guar market in 2013, currently he is also involved in guar developmental projects in Russia, SA, India, Saudi Arabia, Canada and Midwest of US. His goal is "to save the exceptional chemistry of guar from speculators assault."

Joe P. Moore Jr:

Joe serves as the VP, Global Business Development for Guar Global. Joe worked for Alyeska in Valdez Alaska as a subcontractor during the completion of the Alaska pipe line. He then moved to the Permian basin of West Texas where he worked on the insurance side of the Oil and gas industry. Mr. Moore founded County Storage Co, and Sport Ventures Guide Service, a hunting and fishing guide service based in the Canadian Northwest. , Joe has successfully worked family farm for over 20 years while teaching Business at a local Texas High School. He has BBA, BBS from Dallas Baptist University.

GuarGlobal

Guar Global Management Team

Ganesh Prajapat:

Ganesh serves as the GM, India of Guar Global and has been associated with Guar Global from day one. His focus is directing the Farm Development & Research and looks after all Indian operations as GM. He is a leading agricultural consultant specializing in Guar cultivation and processing from Republic of India. He is a native of western Rajasthan, the major guar growing region in the world. He is a graduate of Agriculture Science and holds a post-graduate in Management specializing in International Business. He has provided his services to a number of domestic and overseas clients. In this capacity, he regularly provides consultancy and training, organizes industrial visits and seminars for various interests focused on agricultural and technological R&D innovation. He is an acknowledged authority in the areas of organic cultivation, certification, and management.

Matthew E. Altland, CPA

Matt serves as part-time Controller of Guar Global. Matt is also Senior Financial Analyst at the American Heart Association. He was formerly a Financial Analyst, Sr. Advisor for Dell where he Coordinated the reporting for the Solution Design Center. Prior to this he was Senior Financial Analyst for 20 years at EDS (now HP). Matt graduated from University of North Texas with a Master of Business Administration and is licensed as a CPA in the State of Texas where he did pass on first attempt.

GuarGlobal

GuarGlobal

Putting the Farmer First

Michael C. Shores
Chairman & CEO

Guar Global | 407 E. Louisiana Street | McKinney, Texas 75069-4233 USA
US mobile: +1(214) 683-0292* | US office: +1(214)380-9677 x-101
India mobile: +91-8963066595 | Global fax: +1(214)380-9690